GOLD PURCHASE AGREEMENT

This Gold Purchase Agreement (the "Agreement") is made and entered into as of this 1st day of March, 2010, by and between NuGold Resources, Inc., a Nevada corporation, hereinafter referred to as "Buyer", and Alcantara Brands Corporation, a Nevada corporation, hereinafter referred to as "Seller''.

RECITALS

WHEREAS, Seller owns or has the right to acquire gold bullion located in Peru, (hereinafter the Gold Assets; and

WHEREAS, Seller desires to sell and Buyer desires to purchase the Gold Assets ("Acquired Assets") of Seller on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

1.
PURCHASE AND SALE OF GOLD ASSETS.  On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, or Buyer's designee as set forth herein, and Buyer agrees to purchase from Seller, at the closing date of March 1, 2010 all of the assets pertaining to the Acquired Assets consisting of 107.32 ounces of a minimum of 99% fine gold bullion.

2.
PURCHASE PRICE.  As consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets, having a value, based upon the Gold Spot Price Per Ounce of USD $1,118.10, the Buyer agrees on the Closing Date to deliver to the Seller Forty Thousand Dollars ($40,000) USD pursuant to a wire transfer as directed by Seller.

3.
CLOSING. The closing shall take place on the Closing Date of March 1, 2010 at the offices of Stoecklein Law Group, 402 West Broadway, Suite 690, San Diego, California, at 1 P.M. local time or such other time and place as the parties may agree upon in writing.

4.           DELIVERIES AT CLOSING. At the closing on the Closing Date:

(a)
Seller shall deliver to Buyer such bills of sale, assignments and  other instruments of sale, conveyance, assignment and transfer as are sufficient in the opinion of Buyer and its counsel to vest in Buyer and its successors or assigns the absolute, legal and equitable title to all of the Acquired Assets. Acquired Assets are to remain in the possession of Seller until delivery is directed by Buyer.

(b)           Buyer shall deliver to Seller Forty Thousand Dollars ($40,000).

5.	REPRESENTATIONS AND	WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that:

(a)	Seller has the requisite power and authority to own and operate its assets, properties and business and to carry on its business as now conducted.

(b)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized and approved by the Seller, and, when executed by Seller, this Agreement will constitute a legal, valid and binding agreement of Seller.

(c)	Seller has, or upon delivery, will have good and marketable title to all of its assets and properties, including, without limitation, the Acquired Assets.

(d)
To Seller's knowledge, there is no suit, claim, action or proceeding now pending or threatened before any court, administrative or regulatory agency or any basis for such a claim which may result in any judgment, order, decree, liability or other determination which could have an adverse effect, financial or otherwise, upon Seller or any of the Acquired Assets.  No such judgment, order or decree has been entered which has or could have such effect.

(e)
No consent is necessary to effect the transfer to Buyer of any of the Acquired Assets and, upon the consummation of the transactions contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that Seller used the same immediately prior to the transfer of the Acquired Assets.

6.	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that:

(a)
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the requisite power and authority to own and operate its assets, properties and business and to carry on its obligations hereunder.

(b)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the board of directors of Buyer, and, when executed by the authorized representative of the Buyer, this Agreement will constitute a legal, valid and binding agreement of Buyer.

(c)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Certificate of Incorporation or the bylaws of Buyer or any agreement, contract or other instrument to which Buyer is a party, or any statute, rule, regulation, order, judgment, award or decree.

(d)
There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer; threatened against Buyer affecting any of the acquired assets or properties that could result, either in any case or in the aggregate, in any material adverse change in the assets, properties or business of Buyer, or that could impair the validity of this Agreement or any action to be taken pursuant to this Agreement.

(f)
Neither this Agreement, nor any written statement or certificate or certificate furnished by Buyer in connection with this Agreement, contains an untrue statement of a material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

7.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

(a)
All representations and warranties of Seller made in this Agreement delivered by Seller shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date.

(b)	Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

8.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

(a)
All representations and warranties of Buyer made in this Agreement delivered by Buyer shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

(b)	Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

9.
FURTHER ASSURANCES.  Following the closing, Seller agrees to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, conveyance and transfer and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer any of the Acquired Assets, to confirm the title of  Buyer thereto, and to assist Buyer in exercising rights with respect to the Acquired Assets.

10.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each of the parties hereto shall survive the closing for a period of three years after the Closing Date.

11.           INDEMNIFICATION.

(a)
Seller agrees to indemnify, defend and hold harmless  Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Buyer arising, resulting from, or relating to any breach of, or failure   by  Seller  to   perform,   any   of   its  representations,   warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Seller under this Agreement.

(b)
Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Seller arising, resulting from, or relating to any breach of, or failure by Buyer  to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Buyer under this Agreement, or by  reason  of any act or omission of Buyer or any  of its successors or assigns after the Closing Date that constitutes a breach or default under, or, a failure to perform, any obligation, duty, or liability of Seller under  any contract, lease, license or other agreement to which it is a party or by which it is bound  at  the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties and liabilities under this Agreement.

12.           GENERAL PROVISIONS.

12.1	CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

12.2
NOTICES.  All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest, or their permitted assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

Seller: Carlos Alcantara
Alcantara Brands Corporation
3753 Howard Hughes Parkway
Suite 200
Las Vegas, Nevada 89169

Buyer: NuGold Resources, Inc.
7494 Saginaw Way
Citrus Heights, California 95610

12.3
ASSIGNMENT.  This Agreement shall not be assignable by any party without the prior written consent of the other parties.  Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to this Agreement and their successors and assignees, any rights or remedies under this Agreement unless expressly so stated to the contrary.

12.4
REMEDIES. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

12.5
ARBITRATION. Any controversy or claim relating to this Agreement (other than a request for injunctive relief), including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by arbitration in the city of Las Vegas, State of Nevada, in accordance with the then rules of the American Arbitration Association, and judgment upon an award rendered in such arbitration may  be entered in any court having jurisdiction of the matter.

12.6
ATTORNEY'S FEES AND LITIGATION COSTS.  If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which is maybe entitled.

12.7
ENTIRE AGREEMENT. This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understanding, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in writing signed by each of the parties affected thereby.

12.8	SECTION HEADINGS. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

12.9	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

BUYER:                      NuGold Resources, Inc.

/S/ Brenton Country
          Brenton Country, President

BUYER:                      Alcantara Brands Corporation

/S/ Carlos Alcantara
          Carlos Alcanatara, President